UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

LM FUNDING AMERICA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37605	47-3844457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Platt Street Suite 100
Tampa, Florida	33606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 222-8996

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

PIPE Offering

On August 18, 2025, LM Funding America, Inc. (the “Company”) and institutional investors (the “Purchasers”) entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which the Company agreed to issue to the Purchasers, in a private placement (the “PIPE Offering”), (i) 4,322,265 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) and (ii) 4,322,265 warrants to purchase shares of Common Stock at an exercise price of $2.41 per share (the “Common Warrants”). The combined purchase price for each Share and Common Warrant in the PIPE Offering was $2.41. The PIPE Offering closed on August 18, 2025.

The Company received aggregate gross proceeds from the PIPE Offering of approximately $10.4 million, before deducting fees to the Placement Agent (as defined below) and other estimated offering expenses payable by the Company. The Company plans to use the net proceeds from the PIPE Offering principally to expand its cryptocurrency treasury strategy focused on Bitcoin.

The Common Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the Common Warrants (the “Stockholder Approval Date”) and will expire on the third anniversary of the Stockholder Approval Date. If, at the time of exercise a registration statement registering the issuance of the shares of Common Stock underlying the Common Warrants under the Securities Act of 1933, as amended (the “Securities Act”), is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Common Warrants. Further, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of any shares of Common Stock or Common Stock equivalents, at an effective price per share less than the exercise price then in effect, then the exercise price of the Common Warrants will be reduced to such price. In addition, the exercise price in effect shall be reduced, and the number of shares of Common Stock issuable upon exercise shall be increased, in the event the lowest volume weighted average price of the Company’s Common Stock during two ten day trading periods associated with the Stockholder Approval Date and the effectiveness of the resale registration statement is lower than the exercise price then in effect, subject to a floor exercise price of $0.481.

The Securities Purchase Agreement provides that, subject to certain exceptions, until 45 days after the later of the Stockholder Approval Date and the effectiveness of the registration statement, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents. The Securities Purchase Agreement further provides, subject to certain exceptions, including an at-the-market offering with the placement agent, until six months after the later of the Stockholder Approval Date and the effectiveness of the registration statement, neither the Company nor any of its subsidiaries will enter into a variable rate transaction (as defined in the Securities Purchase Agreement). The Securities Purchase Agreement also provides that the investors in the PIPE Offering have a right of participation in future equity or equity linked offerings by the Company for two years following the closing date.

The Shares and Common Warrants were issued in a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

In connection with the entry into the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers pursuant to which the Company has agreed to file a registration statement to register the resale of the Shares and the shares of Common Stock issuable upon exercise of the Common Warrants no later than 15 calendar days following the date of the Securities Purchase Agreement and to use best efforts to cause such registration statement to become effective within 30 calendar days following the date of the Securities Purchase Agreement, or in the case of a full review by the Commission, 75 days following the date of the Securities Purchase Agreement, and to maintain such effectiveness until no Purchaser owns any Shares or Warrants. The Registration Rights Agreement contains customary representations, warranties and agreements by the Company and customary penalties for failure to timely have the registration statement timely filed or declared effective.

In connection with the PIPE Offering, on August 18, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Company engaged the Placement Agent as the exclusive placement agent for the Company. The Company will pay the Placement Agent a cash fee equal to 5.5% of the aggregate gross proceeds raised in the PIPE Offering, will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $100,00 and will issue to the Placement Agent 216,113 shares of Common Stock. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

Registered Direct Offering and Concurrent Private Placement

On August 18, 2025, following the closing of the PIPE Offering, the Company and institutional investors (the “RD Purchasers”) entered into a securities purchase agreement (the “SPA”), pursuant to which the Company agreed to issue to the RD Purchasers (the “Offering”), (i) 5,231,681 shares (the “RD Shares”) of the Company’s Common Stock and, in a concurrent private placement, (ii) 5,231,681 warrants to purchase shares of Common Stock at an exercise price of $2.41 per share (the “Placement Common Warrants”). The combined purchase price for each RD Share and Placement Common Warrant in the Offering was $2.41. The Offering is expected to close on August 19, 2025, subject to the satisfaction of customary closing conditions.

The Company will receive aggregate gross proceeds from the Offering of approximately $12.6 million, before deducting fees to the Placement Agent (as defined below) and other estimated offering expenses payable by the Company. The Company plans to use the net proceeds from the Offering to expand its cryptocurrency treasury strategy focused on Bitcoin and for general corporate purposes.

The Placement Common Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the Placement Common Warrants (the “Stockholder Approval Date”) and will expire on the third anniversary of the Stockholder Approval Date. If, at the time of exercise a registration statement registering the issuance of the shares of Common Stock underlying the Placement Common Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Placement Common Warrants through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Placement Common Warrants. Further, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of any shares of Common Stock or Common Stock equivalents, at an effective price per share less than the exercise price then in effect, then the exercise price of the Placement Common Warrants will be reduced to such price. In addition, the exercise price in effect shall be reduced, and the number of shares of Common Stock issuable upon exercise shall be increase, in the event the lowest volume weighted average price of the Company’s Common Stock during two ten day trading periods associated with the Stockholder Approval Date and the effectiveness of the resale registration statement is lower than the exercise price then in effect, subject to a floor exercise price of $0.481.

The Company previously filed a registration statement on Form S-3 (File No. 333-281528) with the Securities and Exchange Commission (the “Commission”), which was deemed effective on November 21, 2024 (the “Registration Statement”). The RD Shares were offered by the Company pursuant to the Registration Statement and that certain prospectus supplement dated August 18, 2025, to be filed by the Company with the Commission under the Securities Act on August 19, 2025.

The Placement Common Warrants were issued in a private placement and have not been registered under the Securities Act, and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

In connection with the Offering, on August 18, 2025, the Company entered into a placement agency agreement (the “RD Placement Agency Agreement”) with the Placement Agent, pursuant to which the Company engaged the Placement Agent as the exclusive placement agent for the Company. The Company will pay the Placement Agent a cash fee equal to 5.5% of the aggregate gross proceeds raised in the Offering, will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $35,000 and will issue to the Placement Agent 261,584 shares of Common Stock. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act, other obligations of the parties, and termination provisions.

The foregoing summaries of the agreements and warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits and are each incorporated herein by reference. The representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Item 3.02. Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report is incorporated by reference herein, to the extent applicable. The securities issued in the PIPE Offering and the Placement Common Warrants and the shares of Common Stock issued to the Placement Agent will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01. Unregistered Sale of Equity Securities

On August 19, 2025, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference.

The disclosure in this Item 7.01 (including the exhibit) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01(d). Financial Statements and Exhibits

Exhibit Number	Description
1.1	Placement Agency Agreement between the Company and Maxim Group LLC (PIPE Offering)
1.2	Placement Agency Agreement between the Company and Maxim Group LLC (RDO).
4.1	Form of Warrant (PIPE Offering)
4.2	Form of Warrant (RDO)
5.1	Opinion of Foley & Lardner LLP
10.1	Form of Securities Purchase Agreement between the Company and the purchasers signatory thereto (PIPE Offering)
10.2	Form of Securities Purchase Agreement between the Company and the purchasers signatory thereto (RDO)
10.3	Form of Registration Rights Agreement
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.

Date: August 19, 2025	By:	/s/ Richard Russell
Richard Russell, Chief Financial Officer